Exhibit 3.1

SHAREHOLDERS' AGREEMENT OF PT BINTAN PELABUHAN BATU LICIN This Shareholders' Agreement (this "Agreement") is executed by and among the Parties below as of , 10 April 2023 , in Kabupaten Bintan, the Republik Indonesia ("Indonesia") : (1) PT . BINTAN PELABUHAN BATU LICIN, a company with limited liability duly established and legally existing under the laws of Indonesia, with company registered number : AHU - 0061947 . AH . 0 l . 11 . (the "Company" or "BINTAN PELABUHAN ") ; (2) BUKIT KEMUNTING CINTA SEMESTA, a company with limited liability duly established and legally existing under the laws of Indonesia, with company registered number : 27 , - ("BUKIT KEMUNTING") ; (3) SUK.ARD!, citizen of Indonesia, with NIK is: 2101061802640002 ("SUKARDI"). (4) SIO m, citizen oflndonesia, with NIK is: 2101062011730002 ("SIO ID"). (5) HUAYIN INTERNATIONAL GROUP LIMITED, a company with limited liability duly established and legally existing under the laws of British Virgin Islands, with company registered number : 2034836 ("HUAYIN") ; In this Agreement, each Party or collectively referred to as the "Parties". WHEREAS, 1. PT . BINTAN PELABUHAN BATU LICIN is a company with limited liability duly established and legally existing under the laws of Indonesia and relevant laws and regulations, established on August 14 , 2020 . 2. As of the date of this Agreement, BUKIT KEMUNTING, SUK . ARD! and SIO Hl are the shareholders the Company, of which BUKIT KEMUNTING holds 80 % of the equity interest of the Company corresponding to the issued share capital of the Company of Rp . 30 . 000 . 000 . 000 ; SUKARDI holds 15 % of the equity interest of the Company corresponding to the issued share capital of the Company of Rp . t - - - Nu ber - 1

5 . 625 . 000 . 000 ; SIO HI holds 5 % of the equity interest of the Company corresponding to the issued share capital of the Company ofRp . 1 . 875 . 000 . 000 . The total issued share capital of the Company is Rp . 37 . 500 . 000 . 000 . The total authorized capital of the Company is Rp . 150 . 000 . 000 . 000 . As of the date of this Agreement, both BUKIT KEMUNTING, SUKARDI and SIO HI have fully paid up their issued share capital . 3 . To further clarify and adjust the rights and obligations of the shareholders of the Company, the Parties hereby agree to enter into this Agreement and confer and recognize the relevant rights, powers or benefits to be enjoyed by the shareholders of the Company through this Agreement . THEREFORE, on the basis of the principle of equality and mutual benefit, the Parties have reached the following agreement through friendly negotiations and in accordance with the Company Law oflndonesia, the Civil Code oflndonesia, and other relevant laws and regulations of Indonesia . Article 1 Voting Proxy 1. Irrevocable Proxy of Voting Rights BUKIT KEMUNTING, SUK . ARD!and SIO HI agree that, from the effective date of this Agreement, BUKIT KEMUNTING, SUKARDI and SIO HI irrevocably delegates the voting rights in relation to its entire equity interest in the Company (corresponding to the issued share capital of Rp . 30 . 000 . 000 . 000 , accounting for 80% ; corresponding to the issued share capital of Rp . 5 . 625 . 000 . 000 , accounting for 15% ; corresponding to the issued share capital of Rp . 1 . 875 . 000 . 000 , accounting for 5 % of the entire equity interest in the Company, hereinafter referred to as the "Target Equity Interest") to HUAYIN (the "Voting Proxy"), in accordance with this Agreement . Upon creation of Voting Proxy, HUA YIN has 100 % of the voting rights of the Company at its disposal and becomes the only shareholder with voting rights, and has 100 % control over the Company . 2. Term of Proxy The Voting Proxy under this Agreement shall be irrevocable and continuous during the term when BUKIT KEMUNTING, SUKARDI and S1O HI are shareholders of the Company, commencing from the effective date o ; - - - mber - 2

Agreement . Should any of the following event occurs during this term, the Voting Proxy arrangement shall be terminated on the earlier occurrence of the following events : 1. Subject to this Article 3 . 1 , BUKIT KEMUNTING, SUKARDI and SIO HI transfer all of the Target Equity Interests held and such Target Equity Interests cease to be registered in its name ; or, ifBUKITKEMUNTING, SUKARDI and S 10 HI transfer part of the Target Equity Interests, the remaining Target Equity Interests held after such transfer shall remain subject to this Voting Proxy arrangement ; 2. All the Target Equity Interests cease to be held by BUKIT KEMUNTING, SUKARDI and S 10 HI and be registered in its name due to judicial execution ; or, if part of the Target Equity Interests cease to be held by BUKIT KEMUNTING, SUKARDI and SIO HI due to judicial execution, the remaining Target Equity Interests shall still be subject to this Voting Proxy arrangement ; 3. The Parties agree in writing to release the Voting Proxy (neither party may unilaterally release this Voting Proxy) . 3. The Voting Rights 1. During the term of the Voting Proxy, HUAYIN shall be entitled to exercise the voting rights corresponding to the Target Equity Interest on its own will in accordance with this Agreement and the relevant laws and regulations, regulatory documents, and the Articles of Association of the Company in force at the time . The voting rights shall include, but not be limited to : 1. Requesting, convening, holding, and attending shareholders meetings of the Company in accordance with the law; 2. Submitting shareholder proposals or motions regarding the nomination, recommendation, election or dismissal of directors, supervisors and senior management ; 3. Exercising the right to vote on all matters requiring discussion and resolution at shareholders meetings in accordance with relevant laws and regulations, regulatory documents, and the Art i cles of Association of the Company; Exercising voting rights on behalf of shareholders and s igcin v t -- - • 4mber - 3 4.

documents, and voting on behalf of shareholders on each matter to be considered and voted on at the shareholders meeting.

1.3.2. If, during the period of performance of this Agreement, the registered capital of the Company changes as a result of capital increase or decrease, conversion of capital reserves, share distribution, share split, share allotment, etc., the Target Equity Interests under this Agreement shall be adjusted accordingly (the same as below), in which case this Agreement shall automatically apply to the adjusted Target Equity Interests, and the voting rights of such Target Equity Interests shall be automatically and fully delegated to HUAYIN.

1.4. The Exercise of Voting Proxy

1.4.1. The Voting Proxy is a discretionary proxy whereby HUAYIN will participate in the voting at the Companys shareholders meetings on behalf of HUAYIN and HUAYIN may exercise its own voting rights on the Companys motions without obtaining separate authorization from BUKIT KEMUNTING, SUKARDI and SIO HI for the specific exercise of such voting rights. However, if required by regulatory authorities or other third parties, BUKIT KEMUNTING, SUKARDI and SIO HI shall cooperate with HUAYIN in issuing relevant documents at HUAYIN request to ensure that HUAYIN achieves the purpose of the Voting Proxy under this Agreement.

1.4.2. BUKIT KEMUNTING, SUKARDI and SIO HI shall provide adequate assistance to HUAYIN in exercising its Voting Proxy, including signing relevant legal documents in a timely manner when necessary (e.g. to meet the requirements for submission of documents including but not limited to governmental approval, registration and filing).

1.4.3. In no event shall HUAYIN be held liable to BUKIT KEMUNTING, SUKARDI and SIO HI or any third party for any liability or any compensation or indemnity, financial or otherwise, in connection with the exercise of HUAYINs Vo ting Proxy under this Agreement.

Article 2
Act-in-Concert Arrangement

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1. Based on Article 1 of this Agreement, BUKIT KEMUNTING, SUKARDI and SIO HI shall become a party acting in concert with HUAYIN as of the effective date of this Agreement . BUKIT KEMUNTING, SUKARDI and SIO HI agrees that if BUKIT KEMUNTING, SUKARDI and S 10 HI are entitled to appoint director(s) of the Company under the Articles of Association then in effect, the appointed director(s) ofBUKIT KEMUNTING, SUK . ARD! and S 10 HI will act in concert with the appointed director(s) of HUA YIN in voting on any matter by the Board of Directors of the Company to maintain the consistency of voting . Subject to the obligation of fidelity and diligence, BUKIT KEMUNTING, SUKARDI and S 10 HI shall fully respect the wishes of HUAYINs appointed directors and vote in accordance with the opinions of HUAYINs appointed directors . 2. The term of this act - in - concert arrangement shall be consistent with the term of the Voting Proxy as stipulated in Article 1 . 2 of this Agreement . Article 3 Exclusive Option to Purchase 1. Grant of Option 1. BUKIT KEMUNTING, SUKARDI and SIO HI agree to grant HUAYIN an irrevocable, unconditional, exclusive option to purchase the Target Equity Interests, and HUAYIN shall be entitled to use such purchase option to acquire all and/or part of the Target Equity Interests held by BUKIT KEMUNTING, SUKARDI and SIO HI (regardless of any future changes in the amount of BUKIT KEMUNTING, SUKARDI and SIO HI s capital contribution or shareholding, hereinafter the "Exclusive Option to Purchase") at any time, at one or more times and at the purchase price set forth in Article 3 . 3 of this Agreement, to the extent permitted by Indonesia laws and in accordance with the procedures determined by HUAYIN in its sole discretion . 2. HUAYIN may, upon each exercise of the option, acquire part or all of the Target Equity Interest in person or through a third party designated by HUAYIN (together with HUAYIN, the "Transferees") . No third party other than the Transferees shall have the right to purchase the Target Equity Interest or any other rights in relation to the Target Equity Interest without the prior written consent of HUA YIN . Number - 5

3. HUAYIN agrees to accept the Exclusive Option to Purchase ; and, the Company hereby agrees the grant of the Exclusive Option to Purchase to HUAYIN by BUKIT KEMUNTING, SUKARDI and S 1 O HI . 4. Based on the grant of the Exclusive Option to Purchase in this Article 3 , BUKIT KEMUNTING, SUKARDI and SIO HI shall not sell, give, pledge, encumber or otherwise dispose of any of the Target Equity Interests held, directly or indirectly . Furthermore, BUKIT KEMUNTING, SUKARDI and S 1 O HI undertakes that it will give priority to other assets of BUKIT KEMUNTING, SUKARDI and S 1 O HI to settle any third - party debt and will take any necessary measures to avoid the enforcement of all and/or part of the Target equity interests held as a result of an effective judgment . 2. Manner of Exercise 1. HUA YIN shall have the absolute right to determine the specific time, manner and frequency of the exercise of the Exclusive Option to Purchase, to the extent permitted by the laws and regulations of Indonesia . 2. HUAYIN is entitled to request BUKIT KEMUNTING, SUK . ARD! and SIO HI to transfer the Target Equity Interest to the Transferee at any time, to the extent permitted by the laws and regulations of Indonesia . 3. HUA YIN shall have the right to determine , at its sole discretion, the amount of Target Equity Interests that BUKIT KEMUNTING, SUK . ARD! and S 1 O HI shall transfer to the Transferee upon each exercise of the Exclusive Option to Purchase . BUKIT KEMUNTING, SUKARDI and S 1 O HI shall transfer to the Transferee the amount of Target Equity Interest of the Company as required by HUAYIN . The Transferee shall pay the respective purchase price to BUKIT KEMUNTING, SUK . ARD! and SIO HI at the time of exercise of the Exclusive Option to Purchase . 4. HUAYIN shall give a notice of the exercise of the Exclusive Purchase Right ("Notice of Exercise") to BUKIT KEMUNTING, SUKARDI and SIO HI or the Company prior to the each exercise of Exclusive Option to Purchase . Upon rece i pt of the Notice of Exercise, BUKIT KEMUNTING, SUK . ARD! and SIO HI shall, within five (5) business days or such other time as HUAYIN may require, transfer to the Transferee the Target Equity Interest as requested by HUAYIN in accordance with this Agreement and the requirements set the Notice of Exercise .

3.3. Purchase Price

3.3.1. The purchase price to be paid by HUAYIN to BUKIT KEMUNTING, SUKARDI and SIO HI upon each exercise of the Excluive Option to Purchase shall be the lower of (1) the amount of actual contribution of BUKIT KEMUNTING, SUKARDI and SIO HI to the Company in respect of the Target Equity Interest, or (2) the minimum price permitted under Indonesia laws.

3.3.2. If, at the time of the exercise of the Exclusive Option to Purchase, an appraisal of the value of the Companys equity interest is required under Indonesia laws, the Parties shall agree separately, in good faith, and on the basis of such appraisal, to make adjustments to the purchase price, if necessary, to comply with the requirements of then-applicable Indonesia laws.

3.3.3. BUKIT KEMUNTING, SUKARDI and SIO HI and HUAYIN agree that, BUKIT KEMUNTING, SUKARDI and SIO HI shall, upon receipt of the purchase price, transfer the purchase price to HUAYIN.

Article 4
Rights to Equity Interest Proceeds

4.1. Transfer of Proceed Rights

4.1.1. BUKIT KEMUNTING, SUKARDI and SIO HI agrees to transfer to HUAYIN, starting from the effective date of this Agreement, the right to receive any proceeds from the Target Equity Interest ("Equity Proceed Right"), wherein the Equity Proceed Right includes, but is not limited to, the right to receive the following proceeds:

1. The proceeds from the sale of the Target Equity Interest (including derived equity interests resulting from share grants, conversions of capital reserves, share splits, share allotment, etc., hereinafter the same) in any circumstance;

2. The residual proceeds to be acquired by BUKIT KEMUNTING, SUKARDI and SIO HI as a result of holding the Target Equity Interest after the dissolution or liquidation of the Company;

3. If BUKIT KEMUNTING, SUKARDI and SIO HI transfer or otherwise disposes of the Target Equity Interest in accordance with Indonesia laws,

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administrative rules and regulations, judicial rulings, or this Agreement, HUA YIN shall have the right to the proceeds that should be obtained from the disposal of the Target Equity Interest . 4 . 1 . 2 . Starting from the effective date of this Agreement, HUAYIN shall enjoy the right to receive all the above - mentioned proceeds in relation to the Target Equity Interest, and BUKIT KEMUNTING, SUKARDI and SIO HI shall no longer enjoy such right . 2. Consideration of Transfer HUAYIN agrees that, HUAYIN shall cause its overseas parent company, Taihe Group Inc . , to grant to SUK . ARD!, three (3) million common shares of Taihe Group Inc . , by [ May 5 ] , 2023 , as consideration for the transfer of the Equity Proceed Rights ("Consideration of Transfer") . Including shares of the company held by BUKIT KEMUNTING and S 10 HI . 3. Completion of Transfer 1. BUKIT K . EMUNTING, SUKARDI and S 10 HI and HUAYIN agree that the conditions for the completion of the Transfer of Equity Proceed Rights are as follows : 1. This Agreement has been signed and become effective; 2. Taihe Group Inc., the overseas parent company, has granted its three (3) million common shares to SUKARDI within the term specified in this Agreement; 3. Taihe Group Inc . has registered its newly issued shares in accordance with the law s and regulations of the place where Taihe Group Inc . is registered and issued a share certificate to SUKARDI . 4 . 3 . 2 . Upon the completion of the transfer of the Equity Proceed Rights, HUAYIN shall be entitled to enjoy the relevant Equity Proceed Rights as the holder of such rights under this Agreement, and shall bear its own risks under the Equity Proceed Rights . Article 5 Equity Interest Pledge

1. The Pledge and Its Scope BUKIT KEMUNTING, SUKARDI and S 10 Ill agree to pledge their existing or any prospective Target Equity Interests to HUAYIN (the "Pledge") to secure BUKIT KEMUNTING, SUK . ARD! and SIO Ill s obligation and liability under this Agreement, and to ensure the full exercise of HUAYIN in relation to the voting proxy, and Exclusive Option to Purchase, and Equity Proceed Rights . 2. Term of Pledge The term of the Pledge shall be the same as the tenn of the Voting Proxy arrangement set forth in Article 1 . 2 of this Agreement . 3. Registration of the Pledge 1. BUKITKEMUNTING, SUK . ARD!, SIO ID and the Company shall register the Pledge under this Article 5 in the register of shareholders of the Company within [ 3 ] business days from the effective date of this Agreement, and apply for registration of the Pledge with the relevant administrative authorities for industry and commerce within [ 1 O] business days from the effective date of this Agreement. 2. The Parties jointly confirm that, for the purpose of the pledge registration with industrial and commerce administration authorities, the Parties shall submit this Agreement or an equity pledge contract in the form required by the relevant industrial and commerce administration authorities in the place that the Company is located , which truly reflects the information of the Pledge under this Agreement ("Industrial and Commerce Pledge Registration Contract") to the industrial and commercial administration authorities . Matters not agreed in the Industrial and Commerce Pledge Registration Contract shall be subject to this Agreement . BUKIT KEMUNTING, SUKARDI, SIO HI and the Company shall submit all necessary documents and complete all necessary procedures in accordance with Indonesia laws and the requirements of the relevant industrial and commerce administration authorities, to ensure that the Pledge is registered as soon as possible after the application is submitted . 3. If the registration of the Pledge is not completed because of the relevant administrative authority, BUKIT KEMUNTING, SUK . ARD!, SIO HI and the Company undertake that once the relevant administrative authority a rees to / . vi - :::: umber - 9 register the Pledge, they will make their best efforts to apply for the registration of the Pledge in a timely manner. S.4. Custody of Records of the Pledge Within [ 3 ] business days from the effective date of this Agreement, BUKIT KEMUNTING, SUKARDI and S 10 HI shall deliver to HUA YIN for safekeeping the certificate of equity contribution issued by the Company, and the Company shall deliver to HUA YIN the register of shareholders with the information of the Pledge . HUAYIN shall keep these documents for the term of the Pledge under this Agreement . Article 6 Representations, Warranties, and Covenants 1. Representations, Warranties and Covenants of HUAYIN 1. HUAYIN is corresponding to a limited liability company legally established and validly existing under the laws of the British Virgin Islands . 2. HUAYIN has full capacity, right, and authority to enter into this Agreement and to perform its rights and obligations hereunder . 3. HUAYIN execution and performance of this Agreement will not conflict with or be inconsistent with (i) its charter documents, (ii) contracts, arrangements or obligations to which it is a party, or (iii) laws, regulations and regulatory documents then in force . 4. HUAYIN undertakes to exercise its Voting Proxy in accordance with the relevant laws and regulations, its articles of association in force at the time, and this Agreement . 2. Representations, Warranties and Covenants of BUKIT KEMUNTING, SUKARDI and S10 ill 1. BUKIT KEMUNTING, SUKARDI and SIO HI are corresponding to a limited liability company legally established and validly existing under the laws of Indonesia ; corresponding to citizens oflndonesia . 6.2.2. BUKIT KEMUNTING, SUK.ARD! and SIO HI have full capacity, right, and A t - - ... ber - IO authority to enter into this Agreement and to perform its rights and obligations hereunder. 3. SUK . IT KEMUNTING, SUKARDI and S 10 HI's execution and performance of this Agreement will not conflict with or be inconsistent with (i) its charter documents, (ii) contracts , arrangements or obligations to which it is a party, or (iii) laws, regulations and regulatory documents then in force . 4. BUKIT KEMUNTING, SUKARDI and SIO HI undertake to exercise its Voting Proxy in accordance with the relevant laws and regulations, its articles of association in force at the time . 5. BUK . IT KEMUNTING, SUKARDI and SIO HI have not placed any other encumbrances on the Target Equity Interest, nor has it pledged, ceded or transferred to any third party any of its interests in the Target Equity Interest, other than the Pledge, Voting Proxy, Exclusive Option to Purchase, and Equity Proceed Rights in this Agreement . 6. BUKIT KEMUNTING, SUK . ARD! and SIO HI have not entrusted a third party other than the party of this Agreement to exercise the Voting Proxy agreed herein in respect of the Target Equity Interest . 7. SUK . IT KEMUNTING, SUKARDI and SIO HI do not have the right to unilaterally revoke the Voting Proxy, terminate or cancel this Agreement without the prior written consent of HUAYIN . 8. BUKIT KEMUNTING, SUKARDI and SIO HI shall not increase its shareholding in the Company without the prior written consent of HUAYIN, except for the Companys share allotment, sha re distributions, conversions of capital reserves, share split, etc . Article 7 Liabilities for Default 1. A Party shall be deemed in breach of this Agreement if it fails to perform any of its obligations under this Agreement . 7 . 2 . If, as a result of a breach of this Agreement by a Party (hereinafter referred to as the "Defaulting Party"), the non - breaching Party to this Agreement (hereinafter /, - -

referred to as the "Non - Defaulting Party") suffers any loss, the Defaulting Party shall, in addition to immediately ceasing the breach and continuing to perform all of its obligations and be liable for breach under this Agreement , shall compensate the Non - Defaulting Party for all direct and indirect losses caused (including but not limited to litigation costs, preservation costs, enforcement costs, attorneys fees and reasonable travel costs paid), and shall take measures to save the Non Defaulting Party from any further damage . Article 8 Applicable Law and Dispute Resolution 1. Applicable Law The execution, effectiveness, interpretation, performance, amendment, termination, and dispute resolution of this Agreement shall be governed by Indonesia laws that are duly published and publicly available in Indonesia . 2. Dispute Resolution The Parties agree that any dispute ansmg out of or in connection with this Agreement shall be submitted to arbitration by the Indonesian National Arbitration body in accordance with the Indonesian National arbitration rules . The arbitral award shall be final and binding on the Parties . Article 9 Effectiveness and Miscellaneous 1. Effectiveness 1. This Agreement shall constitute the entire agreement between the Parties with respect to the subject matter and content hereof, and supersede any prior agreements, memoranda of understanding, representations or other obligations (whether in writing or orally, including communications of any kind) between the Parties with respect to the subject matter and content hereof . Further, this Agreement, including any modifications or amendments thereto, shall contain the sole and entire agreement of the Parties with respect to the subject matter hereof . 2. This Agreement shall become effective upon the signing and/or sealing of each party .

If there is any conflict between the Articles of Association, the resolution(s) and 9 . 1 . 3 . Delivery of an executed copy of this Agreement by electronic, facsimile transmission or other means of electronic communication capable of producing a printed copy will be deemed to be execution and delivery of this Agreement as of the date set forth on page one of this Agreement . 2. Continuation of Validity Article 7 (Liability for Default) and Article 8 (Applicable Law and Dispute Resolution) shall survive upon the expiration or termination of this Agreement and the dissolution of the Company. 3. Assignment of This Agreement Unless otherwise provided in this Agreement, no Party may assign its rights or obligations under this Agreement without the written consent of the other Parties. 4. Severability If any one or more provisions of this Agreement shall be deemed invalid, illegal or unenforceable in any respect under any applicable law, the validity, legality and enforceability of the remaining provisions of this Agreement shall not be affected or impaired in any respect thereby. The Parties shall endeavor, through good faith negotiations, to replace those invalid, illegal or unenforceable provisions with valid provisions, and the economic effect of such valid provisions shall be as similar as possible to the economic effect of those invalid, illegal or unenforceable provisions. 5. Waiver A waiver by a Party of any of its rights hereunder shall be effective only if such Party signs a written instrument to that effect. The failure of any Party to exercise or delay in exercising any right, power or remedy under this Agreement shall not be deemed a waiver, nor shall any single exercise or partial exercise of such right, power or remedy preclude the further exercise thereof or the exercise of any other right, power or remedy. Without limiting the foregoing, a waiver by any Party of any breach of any provision of this Agreement by any other Part(ies) shall not be deemed a waiver of any subsequent breach of that provision or any other provisions of this Agreement. 6. Relationship to Business Registration Documents the Industrial and Commerce Pledge Registration Contract filed by th1 ' umber - 13 V

Company for the purpose of register the Pledge with the relevant industrial and commercial authorities, and the provisions of this Agreement, or if this Agreement provides for matters not agreed in the Articles of Association, the resolution(s) or the Industrial and Commerce Pledge Registration Contract, the Parties agree that this Agreement shall prevail and no Party shall raise any defense in this regard . 9.7. Number of Copies This Agreement is executed in five (5) copies, each of which shall have the same legal effect .

nns IS THE SIGNATURE PAGE OF SHAREHOLDERS' AGREEMENT OF PT. BINTAN PELABUHAN BATU LICIN Number - 15 IN WITNESS WHEREOF, each Party of this Agreement has executed, or caused its respectively duly authorized representative to execute, this Agreement as of the date first above written . Name: SUKARDI Know: DODY FERNANDO.SH. MH D.E.O LAWFIRM LAW FIRM

THIS IS THE SIGNATURE PAGE OF SHAREHOLDERS' AGREEMENT OF PT. BINTAN PELABUHAN BA TU LICIN IN WI 1 NESS WHEREOF, each Party of this Agreement has executed, or caused its respectively duly authorized representative to execu te, this Agreement as of the date first above written . KJT TING CINTA SEMESTA 'lM ------ - · - - a cal l , I ,.. TEMPEL Number - 16 86328A KX344 237516 ;• Naine: SUKARD I Know: LEG AL REPRESENTATIVE SUKA I r. † 1 1 ltP 3 · G 1 M a '• P!! / EL 9 . 639A KX 344237513 DODY FERNANDO.SH. MH D.E . O LA WFIRM LAW FIRM ,. .

THIS IS THE SIGNATURE PAGE OF SHAREHOLDERS' AGREEMENT OF PT. BINTAN PELABUHAN BATU LICIN Number - 17 IN WITNESS WHEREOF, each Party of this Agreement has executed, or caused its respectively duly authorized representative to execute, this Agreement as of the date first above written . Know: D - O - DY FERNANDO.SH. MH D.E.O LAWFIRM LAW FIRM

THIS IS THE SIGNATURE PAGE OF SHAREHOLDERS' AGREEMENT OF PT. BINTAN PELABUHAN BATU LICIN Number - 18 IN WITNESS WHEREOF, each Party of this Agreement has executed, or caused its respectively duly authorized representative to execute, this Agreement as of the date first above written . SIOHI 'l:1 1 ! · a1 1 h 1 · s G : I IL i '1f""!! METE TEMP 7,4DA2AKX344237

STATEMENT LETTER I am the undersigned ; Sukardi, Male, Born in Wacopek, February 18 , 1964 , NIK 2101061802640002 , Self employed Occupation, Buddhism, Indonesian Citizenship, Address at Kp . Wacopek RT 004 RW 004 Gunung Lengkuas Village, East Bintan District, Bintan Regenc y, Riau Islands Province . , That this statement letter is an integral part of the "Share Holder Agreement PT . B i ntan Pe l abuhan Batu Licin" the agreement is in accordance with the rules of law in Indonesia and does not conflict with the applicable law in Indonesia . Thus I made thi s statement and I signed it in Bintan on April 10 , 2023 . Number - 20 Know: LEGAL REPRESENTA IVE SUK.ARD! B.0B9BAKX344237503 .,....,..!.. DODI FERNANDO.SH. MH D.E.O LAWF IRM LAW FIRM

THIS IS THE SIGNATURE PAGE OF SHAREHOLDERS' AGREEMENT OF PT. BINTAN PELABUHAN BATU LICIN Number - 19 IN WITNESS WHEREOF, each Party of this Agreement has executed, or caused its respectively duly authorized representative to execute, this Agreement as of the date first above written . 931AFAKX344 2 37505 i ame: SUKARDI Know: - a 1 i s l . a a , l ( · 11"'!!! ci5B4AKX344 2 375 1 0 DODY FERNANDO.SH. MH D.E.O LA WFIRM LAW FIRM

PERJANJIAN PEMEGANG SAHAM PT DINTAN PELABUHAN BATU LICIN Perjanjian Pemegang Saham ini ("Perjanjian") ini ditandatangani pada dan antara tahun Pihak di bawah pada 10 April 2023, di Kabupaten Bintan, Republik Indonesia. (1) PT . BINTAN PELABUHAN BATU LICIN, suatu perseroan terbatas yang didirikan secara sah berdasarkan hukum Indonesia, dengan nomor pendaftaran perusahaan : AHU - 0061947 . AH . 01 . 11 . ( "Perseroan" atau "BINTAN PELABUHAN BATU LICIN") ; (2) BUK . IT KEMUNTING CINT A SEMESTA, suatu perseroan terbatas yang didirikan dan didirikan secara sah menurut hukum Indonesia, dengan nomor pendaftaran perusahaan : 27 . ("BUKIT KEMUNTING") ; (3) SUKARDI, Warga Negara Indonesia, dengan NIK: 2101061802640002 ("SUKARDI"). (4) SIO HI, Warga Negara Indonesia, dengan NIK: 2101062011730002 ("SIO HI"). (5) HUAYIN INTERNATIONAL GROUP LIMITED, sebuah perusahaan dengan tanggung jawab terbatas yang didirikan dan didirikan secara sah berdasarkan hukum British Virgin Islands, dengan nomor registrasi perusahaan : 2034836 ("HUAYIN") ; Dalam Perjanjian ini, masing - masing Pihak maupun secara bersama - sama disebut sebagai "Para Pihak" . SEDANGKAN, 1. PT . BINTAN PELABUHAN BATU LICIN adalah suatu perseroan terbatas yang didirikan secara sah dan sah menurut hukum Indonesia dan peraturan perundang - undangan yang relevan, didirikan pada tanggal 14 Agustus 2020 . 2. Pada tanggal Perjanjian ini, BUKIT KEMUNTING, SUKARDI dan SIO HI adalah pemegang saham Perusahaan, dimana BUKIT KEMUNTING memegang 80 % saham Perusahaan sesuai dengan modal saham ditempatkan Perusahaan sebesar Rp . 30 . 000 . 000 . 000 ; SUK . ARD! memegang 15 % saham Perusahaan sesuai dengan modal saham yang ditempatkan Perusahaan sebesar Rp . 5 . 625 . 000 . 000 ; S 1 O HI memiliki 5 % saham Perusahaan sesuai dengan modal ha/aman - 1 -

saham yang ditempatkan Perusahaan sebesar Rp . 1 . 875 . 000 . 000 . Total modal saham yang ditempatkan Perseroan adalah Rp . 37 . 500 . 000 . 000 . Total modal dasar Perseroan adalah Rp . 150 . 000 . 000 . 000 . Pada tanggal Perjanjian ini, baik BUK . IT K . EMUNTING, SUKARDI dan SIO HI telah melunasi modal saham yang ditempatkan . 3 . Untuk lebih memperjelas dan menyesuaikan hak dan kewajiban para pemegang saham Perusahaan, Para Pihak dengan ini setuju untuk mengadakan Perjanjian ini dan memberikan serta mengakui hak, kuasa atau manfaat yang relevan untuk dinikmati oleh para pemegang saham Perusahaan melalui Perjanjian ini . OLEH KARENA ITU, atas dasar prinsip kesetaraan dan saling menguntungkan, Para Pihak telah mencapai kesepakatan berikut melalui perundingan yang bersahabat dan sesuai dengan Hukum Perseroan Terbatas Indonesia , Kitab Undang - Undang Hukum Perdata Indonesia, dan peraturan perundang - undangan terkait lainnya di Indonesia . Pasal 1 Kuasa Pemungutan Suara 1. Surat Kuasa Hak Suara yang Tidak Dapat Dibatalkan BUKIT KEMUNTING , SUKARDI dan SIO HI setuju bahwa , sejak tanggal berlakunya Perjanjian ini, BUKIT KEMUNTING, SUK . ARD! dan SIO HI secara tidak dapat ditarik kembali mendelegasikan hak suara sehubungan dengan seluruh kepemilikan sahamnya di Perusahaan (sesuai dengan modal saham yang ditempatkan sebesar Rp . 30 . 000 . 000 . 000 terhitung 80% ; disetarakan dengan modal saham yang ditempatkan sebesar Rp 5 . 625 . 000 . 000 terhitung 15% ; disetarakan dengan modal ditempatkan sebesar Rp 1 . 875 . 000 . 000 terhitung 5 % dari seluruh penyertaan modal pada Perusahaan, selanjutnya disebut sebagai "Target Kepentingan Ekuitas") kepada HUA YIN ( "Kuasa Pemungutan Suara") , sesuai dengan Perjanjian ini . Setelah pembuatan Proksi Pemungutan Suara, HUAYIN memiliki 100 % hak suara Perusahaan yang dimilikinya dan menjadi satu - satunya pemegang saham dengan hak suara, dan memiliki kendali 100 % atas Perusahaan . 2. Jangka Waktu Proksi ha/aman - 2 -

Surat Kuasa Pemungutan Suara berdasarkan Perjanjian ini tidak dapat ditarik kembali dan berlanjut selama BUKIT KEMUNTING, SUKARDI dan SIO HI menjadi pemegang saham Perseroan, terhitung sejak tanggal efektif Perjanjian ini . Perjanjian . Jika salah satu dari peristiwa berikut terjadi selama jangka waktu ini, pengaturan Proksi Pemungutan Suara akan dihentikan pada kejadian sebelumnya dari hal - hal berikut acara : 1.2.l. Tunduk pada Pasal 3 . 1 ini, BUKIT KEMUNTING, SUKARDI dan SIO HI mengalihkan semua Target Ekuitas yang dimiliki dan Target Ekuitas tersebut berhenti didaftarkan atas namanya ; atau, jika BUKIT KEMUNTING, SUK . ARD! dan SIO HI mengalihkan sebagian dari Target Ekuitas, sisa Target Ekuitas yang dimiliki setelah pengalihan tersebut akan tetap tunduk pada pengaturan Pemungutan Suara ini ; 1 . 2 . 2 . Seluruh Target Equity Interest berhenti dimiliki oleh BUKIT KEMUNTING, SUKARDI dan SIO HI dan didaftarkan atas namanya karena eksek : usi yudisial ; atau, jika sebagian dari Target Equity Interest berhenti dimiliki oleh BUKIT KEMUNTING, SUKARDI dan SIO HI karena eksekusi yudisial, Target Equity Interest yang tersisa tetap tunduk pada pengaturan Voting Proxy ini ; 1 . 2 . 3 . Para Pihak setuju secara tertulis untuk melepaskan Surat Kuasa Pemungutan Suara (tidak ada pihak yang dapat secara sepihak melepaskan Voting Proxy ini) . 3. Hak Suara 1. Selama jangka waktu Surat Kuasa Pemungutan Suara, HUA YIN berhak untuk menggunakan hak pemungutan suara sesuai dengan Target Kepentingan Ekuitas atas kehendaknya sendiri sesuai dengan Perjanjian ini dan peraturan perundang - undangan yang relevan, dokumen peraturan, dan Anggaran Dasar Perusahaan berlaku pada saat itu . Hak suara termasuk, tetapi tidak terbatas pada : 1. Meminta, menyelenggarakan, menyelenggarakan, dan menghadiri rapat pemegang saham Perusahaan sesuai dengan hukum ; 2. Mengajukan usulan atau mosi pemegang saham mengenai pencalonan, rekomendasi , pemilihan atau pemberhentian direktur, pengawas dan manajemen senior ; /ialaman - 3 -

3. Menggunakan hak untuk memberikan suara pada semua hal yang memerlukan pembahasan dan keputusan dalam rapat pemegang saham sesuai dengan peraturan perundang - undangan yang relevan, dokumen peraturan, dan Anggaran Dasar Perusahaan Perusahaan ; 4. Menjalankan hak suara atas nama pemegang saham dan menandatangani yang relevan dokumen, dan pemungutan suara atas nama pemegang saham atas setiap hal untuk dipertimbangkan dan dipilih pada rapat pemegang saham . 1 . 3 . 2 . Jika, selama periode pelaksanaan Perjanjian ini, modal terdaftar Perusahaan berubah sebagai akibat dari peningkatan atau penurunan modal, konversi cadangan modal, pembagian saham, pemecahan saham, penjatahan saham, dll . , Target Kepentingan Ekuitas berdasarkan ini Perjanjian akan disesuaikan sebagaimana mestinya (sama seperti di bawah), dalam hal ini Perjanjian ini akan secara otomatis berlaku untuk Target Kepentingan Ekuitas yang telah disesuaikan, dan hak suara dari Target Kepentingan Ekuitas tersebut akan secara otomatis dan sepenuhnya didelegasikan kepada HUAYIN . 4. Pelaksanaan Surat Kuasa Pemungutan Suara 1. Surat Kuasa Pemungutan Suara adalah surat kuasa pilihan di mana HUAYIN akan berpartisipasi dalam pemungutan suara pada rapat pemegang saham Perusahaan atas nama HUAYIN dan HUAYIN dapat menggunakan hak suaranya sendiri atas mosi Perusahaan tanpa memperoleh otorisasi terpisah dari BUKIT KEMUNTING, SUKARDI dan S 10 HI untuk hal - hal tertentu . pelaksanaan hak suara tersebut . Namun, jika diminta oleh pihak berwenang atau pihak ketiga lainnya, BUKIT KEMUNTING, SUKARDI dan SIO HI harus bekerja sama dengan HUAYIN dalam menerbitkan dokumen yang relevan atas permintaan HUAYIN untuk memastikan bahwa HUAYIN mencapai tujuan dari Kuasa Pemungutan Suara berdasarkan Perjanjian ini . 2. BUKIT KEMUNTING, SUK . ARD! dan SIO HI akan memberikan bantuan yang memadai kepada HUAYIN dalam menggunakan Kuasa Pemungutan Suaranya, termasuk menandatangani dokumen hukum yang relevan secara tepat waktu bila halaman - 4 -

diperlukan (misalnya untuk memenuhi persyaratan penyerahan dokumen termasuk namun tidak terbatas pada persetujuan pemerintah, pendaftaran dan pengarsipan)

1.4.3. Dalam keadaan apa pun HUAYIN tidak akan bertanggung jawab kepada BUKIT KEMUNTING, SUKARDI dan SIO HI atau pihak ketiga mana pun atas tanggung jawab apa pun atau kompensasi atau ganti rugi apa pun, finansial atau lainnya, sehubungan dengan penggunaan Proksi Pemungutan Suara HUAYIN berdasarkan Perjanjian ini.

PASAL 2

PENGATURAN ACT-IN-CONCERT

2.1. Berdasarkan Pasal 1 Perjanjian ini, BUKIT KEMUNTING, SUKARDI dan SIO HI akan menjadi pihak yang bertindak bersama dengan HUAYIN sejak tanggal efektif Perjanjian ini. BUKIT KEMUNTING, SUKARDI dan SIO HI setuju bahwa apabila BUKIT KEMUNTING, SUKARDI dan SIO HI berhak untuk mengangkat (para) direktur Perseroan berdasarkan Anggaran Dasar maka berlaku direksi yang ditunjuk (para) BUKIT KEMUNTING, SUKARDI dan SIO HI akan bertindak bersama dengan direktur HUAYIN yang ditunjuk dalam pemungutan suara tentang masalah apa pun oleh Dewan Direksi Perusahaan untuk menjaga konsistensi pemungutan suara. Tunduk pada kewajiban kesetiaan dan ketekunan, BUKIT KEMUNTING, SUKARDI dan SIO HI akan sepenuhnya menghormati keinginan direktur yang ditunjuk HUAYIN dan memberikan suara sesuai dengan pendapat HUAYIN yang ditunjuk direksi.

2.2. Jangka waktu pengaturan babak dalam konser ini harus konsisten dengan jangka waktu Pemungutan Suara sebagaimana diatur dalam Pasal 1.2 Perjanjian ini.

PASAL 3

OPSI EKSKLUSIF UNTUK MEMBELI

3.1. Pemberian Opsi

3.1.1. BUKIT KEMUNTING, SUKARDI dan SIO HI setuju untuk memberikan HUAYIN opsi eksklusif yang tidak dapat dibatalkan, tanpa syarat, untuk membeli Target halaman -5-

Ekuitas, dan HUAYIN berhak menggunakan opsi pembelian tersebut untuk memperoleh semua dan/ atau sebagian dari Target Ekuitas yang dimiliki oleh BUKIT KEMUNTING, SUKARDI dan SIO HI (terlepas dari perubahan di masa depan dalam jumlah kontribusi modal atau kepemilikan saham BUKIT KEMUNTING, SUKARDI dan SIO HI, selanjutnya disebut "Opsi Eksklusif untuk Membeli") setiap saat, pada satu waktu atau lebih dan pada harga beli yang ditetapkan dalam Pasal 3.3 Perjanjian ini, sejauh diizinkan oleh hukum Indonesia dan sesuai dengan prosedur yang ditentukan oleh HUAYIN atas kebijakannya sendiri.

3.1.2. HUAYIN dapat, pada setiap pelaksanaan opsi, memperoleh sebagian atau seluruh Kepentingan Ekuitas Target secara langsung atau melalui pihak ketiga yang ditunjuk oleh HUAYIN (bersama dengan HUAYIN, "Penerima Pengalihan"). Tidak ada pihak ketiga selain Penerima Pengalihan yang memiliki hak untuk membeli Target Equity Interest atau hak lainnya sehubungan dengan Target Equity Interest tanpa persetujuan tertulis sebelumnya dari HUAYIN.

3.1.3. HUAYIN setuju untuk menerima Opsi Eksklusif untuk Membeli; dan, Perusahaan dengan ini menyetujui pemberian Opsi Eksklusif untuk Membeli kepada HUAYIN oleh BUKIT KEMUNTING, SUKARDI dan SIO HI.

3.1.4. Berdasarkan pemberian Opsi Eksklusif untuk Membeli dalam Pasal 3 ini, BUKIT KEMUNTING,SUKARDI dan SIO HI tidak akan menjual, memberikan, menggadaikan, membebankan atau melepaskan salah satu dari Target Equity Interest yang dimiliki, baik secara langsung maupun tidak langsung. Selanjutnya, BUKIT KEMUNTING, SUKARDI dan SIO HI menyanggupi akan memberikan prioritas kepada aset BUKIT KEMUNTING, SUKARDI dan SIO HI lainnya untuk melunasi hutang pihak ketiga dan akan mengambil langkah-langkah yang diperlukan untuk menghindari pemberlakuan semua dan/atau sebagian dari kepentingan ekuitas Target yang dimiliki sebagai hasil dari keputusan yang efektif.

halaman -6-

3.2. Cara Latihan

3.2.1. HUAYIN memiliki hak mutlak untuk menentukan waktu, cara, dan frekuensi tertentu dari pelaksanaan Opsi Pembelian Eksklusif, sejauh diizinkan oleh hukum dan peraturan Indonesia.

3.2.2. HUAYIN berhak meminta BUKIT KEMUNTING, SUKARDI dan SIO HI untuk mengalihkan Target Equity Interest kepada Penerima Pengalihan setiap saat, sepanjang diizinkan oleh hukum dan peraturan Indonesia.

3.2.3. HUAYIN berhak untuk menentukan, atas kebijakannya sendiri, jumlah Target Ekuitas yang akan ditransfer oleh BUKIT KEMUNTING, SUKARDI dan SIO HI kepada Penerima Pengalihan pada setiap pelaksanaan Opsi Eksklusif untuk Membeli. BUKIT KEMUNTING, SUKARDI dan SIO HI akan mentransfer kepada Penerima Pengalihan jumlah Target Ekuitas Perusahaan sebagaimana disyaratkan oleh HUAYIN. Penerima Pengalihan harus membayar harga pembelian masing-masing kepada BUKIT KEMUNTING, SUKARDI dan SIO HI pada saat pelaksanaan Opsi Eksklusif untuk Membeli.

3.2.4. HUAYIN akan memberikan pemberitahuan pelaksanaan Hak Pembelian Eksklusif ("Pemberitahuan Pelaksanaan") kepada BUKIT KEMUNTING, SUKARDI dan SIO HI atau Perusahaan sebelum setiap pelaksanaan Opsi Eksklusif untuk Membeli. Setelah menerima Pemberitahuan Latihan, BUKIT KEMUNTING, SUKARDI dan SIO HI, dalam waktu lima (5) hari kerja atau waktu lain yang mungkin diminta HUAYIN, mengalihkan Target Ekuitas Minat kepada Penerima Pengalihan sebagaimana diminta oleh HUAYIN sesuai dengan Perjanjian ini dan persyaratan yang ditetapkan dalam Pemberitahuan Latihan.

3.3. Harga pembelian

3.3.1. Harga pembelian yang harus dibayar oleh HUAYIN kepada BUKIT KEMUNTING, SUKARDI dan SIO HI pada setiap pelaksanaan Opsi Pembelian Eksklusif harus lebih rendah dari (1) jumlah kontribusi aktual BUKIT KEMUNTING, SUKARDI dan SIO HI kepada Perusahaan dalam sehubungan dengan Target Kepentingan Ekuitas, atau (2) harga minimum yang diizinkan berdasarkan hukum Indonesia.

halaman -7-

2. Jika, pada saat pelaksanaan Opsi Eksklusif untuk Membeli, suatu penilaian atas nilai kepentingan ekuitas Perusahaan disyaratkan berdasarkan hukum Indonesia, Para Pihak akan setuju secara terpisah, dengan itikad baik, dan berdasarkan penilaian tersebut, untuk melakukan penyesuaian harga pembelian, jika perlu, untuk memenuhi persyaratan hukum Indonesia yang berlaku saat itu . 3. BUKIT KEMUNTING, SUK.ARD! dan SIO HI dan HUAYIN setuju bahwa, BUKIT KEMUNTING, SUKARDI dan SIO HI, setelah menerima harga pembelian, akan mentransfer harga pembelian ke HUA YIN. PASAL4 BAK ATAS HASIL BONGA EKUITAS 1. Pengalihan Hak Prosi 1. BUKIT KEMUNTING, SUK . ARD! dan SIO HI setuju untuk mengalihkan kepada HUAYIN, mulai dari tanggal berlakunya Perjanjian ini, hak untuk menerima setiap hasil dari Target Equity Interest ("Hak Hasil Ekuitas"), dimana Hak Hasil Ekuitas termasuk, tetapi merupakan tidak terbatas pada, hak untuk menerima basil sebagai berikut : 1. Hasil dari penjualan Target Equity Interest (termasuk kepentingan ekuitas turunan yang dihasilkan dari pemberian saham, konversi cadangan modal, pemecahan saham, penjatahan saham, dll . , selanjutnya sama) dalam keadaan apa pun ; 2. Sisa hasil yang akan diperoleh BUKIT KEMUNTING,SUKARDI dan SIO HI sebagai akibat memegang Target Equity Interest setelah pembubaran atau likuidasi Perseroan ; 3. Jika BUKIT KEMUNTING, SUK . ARD! dan SIO HI mengalihkan atau melepaskan Target Ekuitas sesuai dengan hukum Indonesia, aturan dan peraturan administratif, keputusan pengadilan, atau Perjanjian ini, HUAYIN berbak atas hasil yang seharusnya diperoleh dari pelepasan Target Equity Interest . 2. Mulai dari tanggal berlakunya Perjanjian ini, HUAYIN akan menikmati hak untuk menerima semua basil yang disebutkan di atas sehubungan dengan Target halaman - 8 -

Kepentingan Ekuitas, dan BUKIT KEMUNTING, SUKARDI dan SIO HI tidak akan lagi menikmati hak tersebut.

4.2. Pertimbangan Pemindahan

HUAYIN setuju bahwa, HUAYIN akan menyebabkan perusahaan induknya di luar negeri, Taihe Group Inc., untuk memberikan kepada SUKARDI, tiga (3) juta saham biasa Taihe Group Inc., pada ÿ5 Meiÿ 2023, sebagai pertimbangan untuk pengalihan Hak Hasil Ekuitas ("Pertimbangan Pengalihan"). Termasuk saham perusahaan yang dipegang oleh BUKIT KEMUNTING dan SIO HI.

4.3. Penyelesaian Pemindahan

4.3.1. BUKIT KEMUNTING, SUKARDI dan SIO HI dan HUAYIN sepakat bahwa syarat-syarat penyelesaian Pengalihan Hak Hasil Bersifat Ekuitas adalah sebagai berikut:

1. Perjanjian ini telah ditandatangani dan berlaku efektif;
2. Taihe Group Inc., perusahaan induk di luar negeri, telah memberikan tiga (3) juta saham biasa kepada SUKARDI dalam jangka waktu yang ditentukan dalam Perjanjian ini;
3. Taihe Group Inc. telah mendaftarkan sahamnya yang baru dikeluarkan sesuai dengan peraturan perundang-undangan di tempat dimana Taihe Group Inc. terdaftar dan menerbitkan surat saham kepada SUKARDI.

4.3.2. Setelah selesainya pengalihan Hak Hasil Ekuitas, HUAYIN berhak untuk menikmati Hak Hasil Ekuitas yang relevan sebagai pemegang hak tersebut berdasarkan Perjanjian ini, dan menanggung risikonya sendiri berdasarkan Hak Hasil Ekuitas.

halaman -9-

PASAL5 GAD AI BUNGA EKUITAS 1. Ikrar dan Ruang Lingkupnya BUKIT KEMUNTING, SUK . ARD! dan SIO HI setuju untuk menggadaikan Target Kepentingan Ekuitas mereka yang ada atau yang akan datang kepada HUA YIN ("Gadai") untuk menjamin kewajiban dan tanggung jawab BUKIT KEMUNTING , SUK . ARD! dan SIO HI berdasarkan Perjanjian ini, dan untuk memastikan pelaksanaan penuh dari HUAYIN sehubungan dengan proksi pemungutan suara, dan Opsi Eksklusif untuk Membeli, dan Hak Hasil Ekuitas . 2. Jangka Waktu Janji Jangka waktu Gadai akan sama dengan jangka waktu pengaturan Proksi Pemungutan Suara yang diatur dalam Pasal 1 . 2 Perjanjian ini . 3. Pendaftaran lkrar 1. BUKIT KEMUNTING, SUKARDI, S 10 HI dan Perusahaan akan mendaftarkan Gadai berdasarkan Pasal 5 ini dalam daftar pemegang saham Perusahaan dalam waktu [ 3 ] hari kerja sejak tanggal berlakunya Perjanjian ini, dan mengajukan permohonan pendaftaran Gadai dengan pihak yang bersangkutan otoritas administratif untuk industri dan perdagangan dalam [ 10 ] hari kerja sejak tanggal efektif Perjanjian ini . 5 . 3 . 2 . Para Pihak bersama - sama menegaskan bahwa, untuk tujuan pendaftaran gadai dengan otoritas administrasi industri dan perdagangan, Para Pihak harus menyerahkan Perjanjian ini atau kontrak gadai ekuitas dalam bentuk yang dipersyaratkan oleh otoritas administrasi industri dan perdagangan yang relevan di tempat Perusahaan berada . berlokasi, yang benar - benar mencerminkan informasi Gadai berdasarkan Perjanjian ini ("Kontrak Pendaftaran Gadai Industri dan Perdagangan") kepada otoritas administrasi industri dan perdagangan . Hal - hal yang tidak disepakati dalam Kontrak Pendaftaran Gadai Industri dan Niaga tunduk pada Perjanjian ini . BUKJT KEMUNTING, SUKARDI, S 10 HI dan Perusahaan harus menyerahkan semua dokumen yang diperlukan dan menyelesaikan semua prosedur yang diperlukan sesuai dengan undang - undang Indonesia dan persyaratan otoritas administrasi industri dan h a/aman - 10 -

perdagangan terkait, untuk memastikan bahwa Gadai didaftarkan sesegera mungkin setelah lamaran diajukan.

5.3.3. Jika pendaftaran Gadai tidak diselesaikan karena otoritas administratif terkait, BUKIT KEMUNTING, SUKARDI, SIO HI dan Perusahaan melakukan hal itu setelah otoritas administratif terkait setuju untuk mendaftarkan Gadai, mereka akan melakukan upaya terbaik mereka untuk mengajukan pendaftaran Gadai secara tepat waktu.

5.4. Penyimpanan Catatan Ikrar

Dalam [3] hari kerja sejak tanggal berlakunya Perjanjian ini, BUKIT KEMUNTING, SUKARDI dan SIO HI akan menyerahkan kepada HUAYIN untuk mengamankan sertifikat kontribusi ekuitas yang diterbitkan oleh Perusahaan, dan Perusahaan akan menyerahkan kepada HUAYIN daftar pemegang saham dengan informasi tentang Ikrar. HUAYIN akan menyimpan dokumen-dokumen ini selama jangka waktu Gadai berdasarkan Perjanjian ini.

PASAL 6
PERNYATAAN, JAMINAN, DAN PERJANJIAN

6.1. Representasi, Jaminan dan Perjanjian HUAYIN

6.1.1. HUAYIN sesuai dengan perseroan terbatas yang didirikan secara sah dan berdiri secara sah berdasarkan hukum British Virgin Islands.

6.1.2. HUAYIN memiliki kapasitas, hak, dan wewenang penuh untuk mengadakan Perjanjian ini dan untuk melaksanakan hak dan kewajibannya berdasarkan Perjanjian ini.

6.1.3. Pelaksanaan dan kinerja HUAYIN dari Perjanjian ini tidak akan bertentangan dengan atau tidak konsisten dengan (i) dokumen piagamnya, (ii) kontrak, pengaturan atau kewajiban yang menjadi salah satu pihak, atau (iii) undang-undang, peraturan, dan dokumen peraturan yang berlaku saat itu .

6.1.4. HUAYIN menyanggupi untuk menggunakan Kuasa Pemungutan Suaranya sesuai dengan undang-undang dan peraturan yang relevan, anggaran dasarnya yang berlaku pada saat itu, dan Perjanjian ini.

halaman -11-

6.2. Pernyataan, Jaminan dan Perjanjian BUKIT KEMUNTING, SUKARDI and SIO HI.

6.2.1. BUKIT KEMUNTING, SUKARDI dan SIO HI adalah suatu perseroan terbatas yang didirikan secara sah dan sah menurut hukum Indonesia; sesuai dengan warga negara Indonesia.

6.2.2. BUKIT KEMUNTING, SUKARDI dan SIO HI memiliki kapasitas penuh, benar, dan berwenang untuk mengadakan Perjanjian ini dan untuk melaksanakan hak dan kewajibannya berdasarkan Perjanjian ini.

6.2.3. Pelaksanaan dan pelaksanaan Perjanjian ini oleh BUKIT KEMUNTING, SUKARDI dan SIO HI tidak akan bertentangan dengan atau tidak sejalan dengan (i) dokumen piagamnya, (ii) kontrak, pengaturan atau kewajiban yang menjadi salah satu pihak, atau (iii) undang-undang, peraturan dan dokumen peraturan yang berlaku.

6.2.4. BUKIT KEMUNTING, SUKARDI dan SIO HI berjanji untuk menggunakan Surat Kuasa Pemungutan Suaranya sesuai dengan peraturan perundang-undangan yang relevan, pasal-pasalnya persekutuan yang berlaku pada saat itu.

6.2.5. BUKIT KEMUNTING, SUKARDI dan SIO HI tidak membebankan kepentingan lain atas Target Ekuitas, juga tidak menjaminkan, menyerahkan atau mengalihkan kepada pihak ketiga mana pun dari kepentingannya dalam Target Ekuitas, selain dari Gadai, Kuasa Pemungutan Suara, Eksklusif Opsi untuk Membeli, dan Hak Melanjutkan Ekuitas dalam Perjanjian ini.

6.2.6. BUKIT KEMUNTING, SUKARDI dan SIO HI tidak mempercayakan kepada pihak ketiga selain pihak Perjanjian ini untuk menggunakan Kuasa Pemungutan Suara yang disetujui di sini sehubungan dengan Kepentingan Ekuitas Target.

6.2.7. BUKIT KEMUNTING, SUKARDI dan SIO HI tidak memiliki hak untuk mencabut Kuasa Pemungutan Suara secara sepihak, mengakhiri atau membatalkan Perjanjian ini tanpa persetujuan tertulis sebelumnya dari HUAYIN.

6.2.8. BUKIT KEMUNTING, SUKARDI dan SIO HI tidak akan menambah kepemilikan sahamnya di Perusahaan tanpa persetujuan tertulis terlebih dahulu dari HUAYIN,

halaman -12-

kecuali untuk penjatahan saham Perusahaan, pembagian saham, konversi cadangan modal, pemecahan saham, dll.

PASAL 7
KEWAJIBAN CIDERA JANJI

7.1. Suatu Pihak akan dianggap melanggar Perjanjian ini jika gagal melakukan kewajibannya berdasarkan Perjanjian ini.

7.2. Jika, sebagai akibat dari pelanggaran Perjanjian ini oleh suatu Pihak (selanjutnya disebut sebagai "Pihak Yang Gagal"), Pihak yang tidak melanggar Perjanjian ini (selanjutnya disebut disebut sebagai "Pihak Yang Tidak Wanprestasi") menderita kerugian, Pihak Yang Gagal harus, selain segera menghentikan pelanggaran dan terus melakukan semua kewajibannya dan bertanggung jawab atas pelanggaran berdasarkan Perjanjian ini, harus memberikan kompensasi kepada Pihak Yang Tidak Wanprestasi Pihak untuk semua kerugian langsung dan tidak langsung yang disebabkan (termasuk tetapi tidak terbatas pada biaya litigasi, biaya pemeliharaan, biaya penegakan hukum, biaya pengacara dan biaya perjalanan yang wajar dibayar), dan harus mengambil langkah-langkah untuk menyelamatkan Pihak Yang Tidak Wanprestasi dari kerugian lebih lanjut.

PASAL 8
HUKUM YANG BERLAKU DAN PENYELESAIAN SENGKETA

8.1. Hukum yang berlaku

Pelaksanaan, keefektifan, interpretasi, kinerja, amandemen, pengakhiran, dan penyelesaian perselisihan dari Perjanjian ini akan diatur oleh hukum Indonesia yang telah dipublikasikan dan tersedia untuk umum di Indonesia.

8.2. Penyelesaian sengketa

Para Pihak setuju bahwa setiap perselisihan yang timbul dari atau sehubungan dengan Perjanjian ini akan diajukan ke arbitrase oleh Badan Arbitrase Nasional indonesia sesuai dengan aturan arbitrase Nasional Indonesia. Putusan arbitrase bersifat final dan mengikat Para Pihak.

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PASAL 9
KEEFEKTIFAN DAN LAIN-LAIN

9.1. Efektivitas

9.1.1. Perjanjian ini merupakan keseluruhan perjanjian antara Para Pihak sehubungan dengan pokok bahasan dan isinya, dan menggantikan setiap perjanjian sebelumnya, nota kesepahaman, representasi atau kewajiban lainnya (baik secara tertulis atau lisan, termasuk komunikasi dalam bentuk apapun) antara Para Pihak sehubungan dengan pokok bahasan dan isi di sini. Selanjutnya, Perjanjian ini, termasuk modifikasi atau amandemennya, harus memuat satu- satunya dan seluruh persetujuan Para Pihak sehubungan dengan pokok bahasan perjanjian ini.

9.1.2. Perjanjian ini akan berlaku efektif setelah penandatanganan dan/atau penyegelan masing-masing Berpesta.

9.1.3. Pengiriman salinan Perjanjian ini yang telah ditandatangani melalui transmisi elektronik, faksimili, atau sarana komunikasi elektronik lainnya yang dapat menghasilkan salinan cetak akan dianggap sebagai penandatanganan dan pengiriman Perjanjian ini pada tanggal yang ditetapkan pada halaman pertama Perjanjian ini.

9.2. Kelanjutan Validitas

Pasal 7 (Kewajiban atas Cidera Janji) dan Pasal 8 (Hukum yang Berlaku dan Penyelesaian Sengketa) akan tetap berlaku setelah berakhirnya atau pengakhiran Perjanjian ini dan pembubaran Perusahaan.

9.3. Pengalihan Perjanjian Ini

Kecuali ditentukan lain dalam Perjanjian ini, tidak ada Pihak yang dapat mengalihkan hak atau kewajibannya berdasarkan Perjanjian ini tanpa persetujuan tertulis dari Pihak lainnya.

9.4. Keterpisahan

Jika ada satu atau lebih ketentuan dalam Perjanjian ini yang dianggap tidak sah, ilegal, atau tidak dapat dilaksanakan dalam hal apa pun berdasarkan undang-undang yang berlaku, validitas, legalitas, dan keberlakuan ketentuan lainnya dalam Perjanjian ini tidak akan halaman -14-

terpengaruh atau terganggu dalam hal apa pun. Para Pihak akan berusaha, melalui negosiasi dengan itikad baik, untuk mengganti ketentuan yang tidak sah, tidak sah atau tidak dapat dilaksanakan dengan ketentuan yang sah, dan akibat ekonomi dari ketentuan yang sah tersebut harus semirip mungkin dengan akibat ekonomi dari ketentuan yang tidak sah, tidak sah atau tidak dapat dilaksanakan tersebut.

9.5. Pengabaian

Pengesampingan oleh suatu Pihak atas salah satu haknya di bawah ini akan berlaku hanya jika Pihak tersebut menandatangani instrumen tertulis untuk itu. Kegagalan Pihak mana pun untuk melaksanakan atau menunda dalam melaksanakan hak, kuasa, atau pemulihan apa pun berdasarkan Perjanjian ini tidak akan dianggap sebagai pengesampingan, atau pelaksanaan tunggal atau sebagian pelaksanaan hak, kuasa, atau pemulihan tersebut tidak akan menghalangi pelaksanaan lebih lanjut atau pelaksanaannya. hak, kekuasaan atau pemulihan lainnya. Tanpa membatasi hal tersebut di atas, pengabaian oleh Pihak mana pun atas pelanggaran ketentuan apa pun dalam Perjanjian ini oleh Pihak(-pihak) lain mana pun tidak akan dianggap sebagai pengabaian atas pelanggaran berikutnya atas ketentuan tersebut atau ketentuan lain apa pun dari Perjanjian ini.

9.6. Hubungan dengan Dokumen Pendaftaran Usaha

Apabila terjadi pertentangan antara Anggaran Dasar, keputusan(-keputusan) dan Kontrak Pendaftaran Ikrar Industri dan Perdagangan yang diajukan oleh Perusahaan untuk tujuan mendaftarkan Gadai dengan otoritas industri dan perdagangan terkait, dan ketentuan Perjanjian ini, atau jika Perjanjian ini menetapkan hal-hal yang tidak disetujui dalam Anggaran Dasar, resolusi(- resolusi) atau Pendaftaran Gadai Industri dan Perdagangan Kontrak, Para Pihak setuju bahwa Perjanjian ini akan berlaku dan tidak ada Pihak yang akan mengajukan pembelaan apapun dalam hal ini.

9.7. Jumlah salinan

Perjanjian ini dibuat dalam 5 (lima) rangkap yang masing-masing mempunyai kekuatan hukum yang sama.

halaman -15-

INILAH HALAMAN TANDA TANGAN PERJANJIAN PEMEGANG SAHAM
PT. BINTAN PELABUHAN BATU LICIN

SEBAGAI BUKTI, masing-masing Pihak dalam Perjanjian ini telah menandatangani, atau menyebabkan masing-masing perwakilannya yang sah untuk menandatangani, Perjanjian ini pada tanggal pertama tertulis di atas.

PT. BINTAN PELABUHAN BATU LICIN

10000 METERAI TEMPEL 43CCEAKX344208850

Tertanda oleh:
Nama: SUKARDI

Mengetahui:
KUASA HUKUM SUKARDI

10000 METERAI TEMPEL DAFFFAKX344237617

DODY FERNANDO,SH.MH
KANTOR HUKUM D.E.O LAWFIRM

;

halaman -16-

INILAH HALAMAN TANDA TANGAN PERJANilAN PEMEGANG SAHAM PT. BINTAN PELABUHAN BATU LICIN S E BAGAI BUKTI , masing - masing Pihak dalam Perjanjian ini telah menandatangani , atau menyebabkan masing - masing perwaki l annya yang sah untuk menandatangani, Perjanjian ini pada tanggal pertama tertulis di atas . SUKARDI I Tertanda oleh: Nama:SUKARDI Mengetahui: K U ASA H U K U M S ; ( . ,,1 , · , - ; - G G t ' * t:.J! l T - .,,, PEL . 9FCAKX34 4 237 6 27 · noDY F E RNANDO.SH.MR KANTOR HUKUM D.E.O LA WFIRM lwlaman - 18 -

INILAH HALAMAN TANDA TANGAN PERJANJIAN PEMEGANG SAHAM PT. BINTAN PELABUHAN BATU LICIN SEBAGAI BUKTI, masing - masing Pihak dalam Perjanjian ini telah menandatangani, atau menyebabkan masing - masing perwakilannya yang sah untuk menandatangani , Perjanjian ini pada tanggal pertama tertulis di atas . PT. BUK.IT KEMTUNG CINTA SESTA a 1 . J 1 • · j oL ' ....,, - - ERA.I I • • TEMPEL 040 A 3442 09029 · ertanda 01en: Nama: SUK.ARD! Mengetahui: KU ASA HUKl J M SUKARDI 1a 1 r i . , ,._ TE M PEL . D . 4 C2 1 A KX3442 37630 DODY FERNANDO,SH.MH KANTOR HUKUM D.E.O LA WFIRM ha/aman - 17 -

INILAH HALAMAN TANDA TANGAN PERJANJIAN PEMEGANG SAHAM
PT. BINTAN PELABUHAN BATU LICIN

SEBAGAI BUKTI, masing-masing Pihak dalam Perjanjian ini telah menandatangani, atau menyebabkan masing-masing perwakilannya yang sah untuk menandatangani, Perjanjian ini pada tanggal pertama tertulis di atas.

SIO HI

Tertanda oleh:
Nama: SIO HI

halaman -19-

INILAH HALAMAN TANDA TANGAN PERJANJIAN PEMEGANG SAHAM PT. BINTAN PELABUHAN BATU LICIN SEBAGAI BUKTI , masing - masi n g Pihak dalam Perjanjian ini telah menandatangani , atau menyebabkan masing - masing perwakilannya yang sah untuk menandatangani, Perjanjian ini pada tanggal pertama tertulis di atas . halaman - 20 - HUAYIN INTERNATIONAL GROUP LIMITED (SEALED) r .11 1 . J t 1 · - ! l I TEMPEL 3AAKX344208939 Tertanda oleh: Nama: SUKARDI

SURAT PENYATAAN

Saya yang bertanda tangan di bawah ini;

Sukardi, Laki - Laki, Lahir di Wacopek, Tanggal 18 Februari 1964,NIK 2101061802640002, Pekerjaan Wiraswasta, Agama Budha, Kewarganegaraan Indonesia, Beralamat di Kp. Wacopek RT 004 RW 004 Desa Gunung Lengkuas Kecamatan Bintan Timur, Kabupaten Bintan, Provinsi Kepulauan Riau.

Bahwa surat penyataan ini adalah satu kesatuan dengan "Perjanjian Pemegang Saham PT.Bintan Pelabuhan Batu Licin" perjanjian tersebut telah sesuai dengan aturan hokum di Indonesia dan tidak bertentangan dengan hokum yang berlaku di Indonesia.

Demikian pernyataan ini saya buat dan saya tandatangani di Bintan pada tanggal 10 April 2023.

Hormat saya,

METERAI TEMPEL
004E1AKX194992584

Tertanda oleh:
Nama: SUKARDI

Mengetahui:
KUASA HUKUM SUKARDI

METERAI TEMPEL
79CAAAKX344237614

DODI FERNANDO,SH.MH
KANTOR HUKUM D.E.O LAWFIRM

halaman -21-